UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable (State or other jurisdiction of incorporation)	333-115186 (Commission File Number)	68-0490898 (IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California (Address of principal executive offices)		95441 (Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On November 18, 2011, River Rock Entertainment Authority (the “Authority”) announced that it had commenced an offer to exchange (the “Offer”) all of the Authority’s outstanding 9 3/4% Senior Notes due 2011 (the “Existing Notes”) for new 9% Senior Notes due 2018 or new 7½% tax-exempt Series B Senior Notes due 2018 (collectively, the “New Notes”) and a solicitation of consents (the “Consent Solicitation”) to (i) proposed amendments to the indenture governing the Existing Notes (the “Existing Indenture”) and related collateral documents, and (ii) the waiver of existing defaults or events of default under the Existing Indenture. A copy of the press release announcing the Offer and Consent Solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Offer is made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. This report is not an offer to exchange any Existing Notes, a solicitation of an offer to exchange any Existing Notes, a solicitation of consents with respect to the Existing Notes, an offer to sell any New Notes or the solicitation of an offer to buy any New Notes. The Offer and Consent Solicitation is being made solely pursuant to an offering circular and consent solicitation statement and a related letter of transmittal and consent (collectively, the “Offer Documents”), which the Authority is sending to holders of the Existing Notes. The Offer Documents set forth the complete terms of the Offer and Consent Solicitation.  The Offer Documents contain forward-looking statements and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated November 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 18, 2011

River Rock Entertainment Authority

By:	/s/ David Fendrick
David Fendrick Chief Executive Officer